PROMISSORY NOTE



   $440,000                                     January 2, 1997


            For value received, the undersigned, David E. Y. Sarna (the "Maker"), residing at 625 North Forest Drive, Teaneck, New Jersey 07666, promises to pay to ObjectSoft Corporation (the "Payee"), at the business address of the Payee located at Continental Plaza Building III, 433 Hackensack Avenue,
Hackensack, New Jersey 07601, the principal sum of   Four Hundred
Forty Thousand Dollars ($440,000), payable on May 31, 1998 (the "Maturity Date"), together with accrued interest at the rate of eight percent (8%) per annum on the outstanding principal amount.

            At all times after the Maturity Date and/or during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on any unpaid principal amount outstanding under this Note, and shall be payable by the Maker upon demand of the Payee, at a rate equal to ten percent (10%) per annum (the "Default Rate").


            The Maker may prepay this Note in whole or in part at any time without penalty or premium.

            All payments by the Maker on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America in immediately available funds. All payments of principal and other amounts, if any, due the Payee pursuant to this Note shall be made by 12:30 P.M. (New York City time) on the date payment is due to the Payee at its offices at the address set forth above, and, or as otherwise instructed by the Payee. All advances and payments made pursuant to this Note may be recorded by the Payee on its books and records, and such records shall be conclusive as to the existence and amounts thereof absent manifest error. Should any payment become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Any payment received by the Payee hereunder shall be applied in the following order of priority: (a) first, to the payment or reimbursement of any fees, costs or expenses incurred by the Lender in connection with the enforcement of Payees rights hereunder, (b) second, to the payment of any accrued but unpaid interest, and (c) third to the reduction of any portion of the principal amount then outstanding hereunder.

            This Note is subject to the express condition that at no time shall the Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject the Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate that would be applicable hereunder but for the provisions of this section shall be deemed to be immediately reduced to such maximum rate and any payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. Notwithstanding the foregoing, the Maker will not be obligated to pay interest in excess of ten percent (10%) per annum.


            In the event of the loss, theft or destruction of this Note, the Maker shall execute and deliver an identical new Note to the Payee in substitution therefor upon the Makers receipt of
(i) notice from the Payee confirming such event and (ii) an indemnity agreement from (and in such form and substance as may be acceptable to) the Payee if requested by the Maker.
In the event of mutilation of or other damage to this Note, the Maker shall execute and deliver an identical new Note to the Payee in substitution therefore, following which the Payee will return the mutilated or damaged Note to the Maker.


            If any of the following events (each such event, an "Event of Default") shall occur and be continuing:

   i. The Maker shall fail to make any payment of principal of or interest on this Note (including, without limitation, any mandatory prepayment of principal) or any other amount when due
(or, if applicable, when demanded by the Payee) hereunder;


ii. The Maker shall default in any material respect in the performance or observance of any covenant or agreement contained in this Note; and


iii. The Maker shall become insolvent, make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, admit in writing his inability to pay his debts as they mature, petition or apply for, consent to, or acquiesce in the appointment of, a trustee or receiver of it property or for a substantial part of his property; or any other bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be instituted by or against the Maker or any guarantor, and if instituted, shall be consented to or acquiesced in or shall not be dismissed or, if contested, stayed within a period of thirty (30) days; or any judgment, writ of attachment or execution or any similar process involving an amount in excess of $100,000 shall be issued or levied against a substantial part of the property of the Maker and shall not be released, stayed, bonded or vacated within a period of thirty (30) days after its issue or levy;
then, and in any such event, the Payee may declare the entire unpaid principal amount of this Note and any interest, fees and expenses, if any, accrued and unpaid hereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Maker.


            No failure on the part of the Payee to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Payee of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


            The Maker shall reimburse the Payee for all fees, costs and expenses incurred by the Payee, including (without limitation) the reasonable fees and disbursements of counsel to the Payee, in connection with enforcement of the Payee's rights hereunder.


            No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the Payee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


            This Note shall be deemed to be a contract made under the laws of the State of New Jersey and shall be construed in accordance with the laws of said State without regard to principles of conflict of laws or choice of law.


            Whenever in this Note reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Maker in this Note shall inure to the benefit of the successors and assigns of the Payee; provided, however, that nothing herein shall be deemed too authorize or permit the Maker to assign any of his rights or obligations under this Note to any other person, and the Maker covenants and agrees that it shall not make any such assignment. The Payee from time to time may assign and/or grant participation interests to one or more other persons of all or any portion of its rights and interests and/or obligations under this Note of its rights to payments of principal and /or interest under the Note, and may take any and all reasonable actions necessary or appropriate in connection with any such assignment, all without notice to or consent of the Maker or any other person.


            The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.


   The Maker hereby irrevocably consents to the jurisdiction and venue of any New Jersey State or Federal court located in Bergen County, New Jersey, over any action or proceeding arising out of any dispute between the Maker and the Payee under this Note or otherwise, and the Maker further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the Maker at the address set forth in the first paragraph of this Note. THE MAKER AND THE PAYEE HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE MAKER AND THE PAYEE.





                                                /s /David E.Y. Sarna
                                                David E. Y. Sarna

ACCEPTED AND AGREED:


OBJECTSOFT CORPORATION



By:/s /George J. Febish

George J. Febish, President